EXHIBIT 5.1

                          JENKENS & GILCHRIST               Austin, Texas
                       A Professional Corporation          (512) 499-3800
                                                          Chicago, Illinois
                            1445 Ross Avenue               (312) 425-3900
                               Suite 3200                  Houston, Texas
                           Dallas, Texas 75202             (713) 951-3300
                                                       Los Angeles, California
                             (214) 855-4500                (310) 820-8800
                         Facsimile (214) 855-4300        New York, New York
                                                           (212) 704-6000
                            www.jenkens.com             Pasadena, California
                                                           (626) 578-7400
                                                         San Antonio, Texas
                                                           (210) 246-5000
                                                          Washington, D.C.
                                                           (202) 326-1500


                                 August 6, 2004


Western  Goldfields,  Inc.
961  Matley  Lane,  Suite  120
Reno,  Nevada  89502

     Re:     Western  Goldfields,  Inc.  -  Registration  Statement on Form SB-2

Gentlemen:

     We have acted as special counsel to Western Goldfields, Inc., an Idaho corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") relating to resales from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended (the "Act"), of 24,880,818 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), and 13,605,000 shares of Common Stock issuable upon the exercise of warrants (the "Warrant Shares") by the selling security holders named in the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date; (ii) copies of resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and the Warrants, the issuance and delivery of the Warrant Shares upon exercise of the warrants to which they are subject, and the preparation and filing of the Registration Statement and related matters; (iii) copies of the agreements under which the Warrant Shares are to be issued (the "Warrant Agreements"); (iv) the Registration Statement, and all exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.


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     Based  upon  and  subject  to  the  foregoing,  we are of the opinion that:

     1. The Shares have been validly issued, fully paid and nonassessable, and

     2. When issued and delivered in accordance with the terms of the applicable Warrant Agreements, the Warrant Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement and which may alter, affect or modify the opinion expressed herein.


                                       Very truly yours,

                                       /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP

                                       JENKENS & GILCHRIST PARKER CHAPIN LLP


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